Exhibit 99.1

150 Field Drive • Suite 195 • Lake Forest, Illinois 60045 • t 847.295.8678 • f 847.295.8854 • www.neophrm.com

***FOR IMMEDIATE RELEASE***

CONTACT:

Paul Arndt, Corporate Communications Manager

parndt@neophrm.com

847-887-0800 x 2342

NEOPHARM ANNOUNCES APPOINTMENT OF TIMOTHY P. WALBERT AS
EXECUTIVE VICE PRESIDENT OF COMMERCIAL OPERATIONS

LAKE FOREST, Illinois – January 18, 2006 – NeoPharm, Inc. (Nasdaq: NEOL) today announced that it has appointed Timothy P. Walbert, 38, as Executive Vice President Commercial Operations, effective immediately.  Mr. Walbert will report directly to Guillermo A. Herrera, President and Chief Executive Officer, and will be responsible for working with the other members of NeoPharm’s senior management to develop and execute the Company’s overall commercial strategy, including global marketing, business development, sales, reimbursement and commercialization.

Mr. Walbert has over fourteen years of marketing, sales and management experience in the pharmaceutical industry.  He joins NeoPharm from Abbott (NYSE: ABT), where he was Divisional Vice President and General Manager of Abbott Immunology, leading the global launch of HUMIRA® for rheumatoid arthritis.

“We are delighted to have an executive with Tim’s demonstrated success in building organizations and establishing products to lead our commercial efforts,” said Mr. Herrera, NeoPharm’s President and Chief Executive Officer.  “Tim brings strong commercial experience and management skills to our organization.  His expertise will be crucial as we continue to advance our various drug candidates, including our lead drug candidate cintredekin besudotox, which is currently the subject of a Phase III clinical trial for the treatment of glioblastoma multiforme, as well as our oncology drugs based on our NeoLipid® drug delivery system.”

“I am excited to be joining an organization with an array of oncology drug candidates under development,” said Tim Walbert.  “I am particularly enthusiastic about the potential of cintredekin besudotox, which has shown promise in the treatment of patients suffering from glioblastoma multiforme, one of the most devastating forms of cancer.”

About Timothy P. Walbert

Mr. Walbert joins NeoPharm from Abbott where he served as Divisional Vice President of Global Cardiovascular Marketing and Divisional Vice President and General Manager of Abbott Immunology.  Under his leadership, he helped Abbott Immunology to successfully obtain approval of and launch the drug HUMIRA® for the treatment of rheumatoid arthritis in the United States, Europe and other countries.  Several additional products were also advanced into development under his leadership.  Mr. Walbert was responsible for the creation of Abbott Laboratories’ Immunology Franchise and led all aspects of the global launch of HUMIRA, including sales, marketing, medical affairs, medical liaisons and global supply chain

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Mr. Walbert also served as Director-Celebrex North America and Arthritis Team Leader, Asia Pacific, Latin America and Canada at Searle/Pharmacia.  Earlier in his career, he held a number of marketing and sales positions with Searle/Pharmacia, Merck and Wyeth. Mr. Walbert earned a Bachelor of Arts in business from Muhlenberg College in Allentown, PA.

About NeoPharm, Inc.

NeoPharm, Inc., based in Waukegan, Illinois, is a publicly traded biopharmaceutical company dedicated to the research, development and commercialization of new and innovative cancer drugs for therapeutic applications.  The Company has a portfolio of cancer compounds in various stages of development.  Additional information can be obtained by visiting NeoPharm’s Website at www.neophrm.com.

Forward Looking Statements – This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Company has tried to identify such forward-looking statements by use of such words as “expects,” “intends,” “hopes,” “anticipates,” “believes,” “could,” “may,” “evidences” and “estimates,” and other similar expressions, but these words are not the exclusive means of identifying such statements. Such statements include, but are not limited to, any statements relating to the Company’s drug development program, including, but not limited to cintredekin besudotox and NeoLipid® drug candidates.  Such statements involve risks and uncertainties, including, but not limited to, those risks and uncertainties relating to difficulties or delays in financing, development, testing, obtaining regulatory approval, production and marketing of the Company’s drug and non-drug compounds, including, but not limited to, cintredekin besudotox and NeoLipid drug candidates, uncertainty regarding the availability of third party production capacity, unexpected adverse side effects or inadequate therapeutic efficacy of the Company’s drug and non-drug compounds, including, but not limited to, cintredekin besudotox and NeoLipid drug candidates, that could slow or prevent products coming to market, uncertainty regarding the Company’s ability to market its drug and non-drug products, including, but not limited to, cintredekin besudotox and NeoLipid drug candidates, the uncertainty of patent protection for the Company’s intellectual property or trade secrets, including, but not limited to, cintredekin besudotox and NeoLipid drug candidates, and other risks detailed from time to time in filings the Company makes with the Securities and Exchange Commission including its annual reports on Form 10-K and quarterly reports on Forms 10-Q. Such statements are based on management’s current expectations, but actual results may differ materially due to various factors, including those risks and uncertainties mentioned or referred to in this press release. Accordingly, you should not rely on these forward-looking statements as a prediction of actual future results.